Exhibit 99.1

SUPPLEMENTAL FINANCIAL INFORMATION FOR THREE MONTHS ENDED MARCH 31, 2025

May 8, 2025

60 Cutter Mill Rd., Great Neck, NY 11021

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
We consider some of the information set forth herein to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to our expectations for future periods. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements regarding expected operating performance and results, property acquisition and disposition activity, joint venture activity, development and value add activity and other capital expenditures, and capital raising and financing activity, as well as revenue and expense growth, occupancy, interest rate and other economic expectations. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “projects,” “assumes,” “will,” “may,” “could,” “should,” “budget,” “target,” “outlook,” “opportunity,” “guidance” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which are in some cases, beyond our control, which may cause our actual results, performance or achievements to be materially different from the results of operations, financial conditions or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this report may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved and investors are cautioned not to place undue reliance on such information.
The following factors, among others, could cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements:

•inability to generate sufficient cash flows due to unfavorable economic and market conditions (e.g., inflation, volatile interest rates and the possibility of a recession), changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws or other factors;
•adverse changes in real estate markets, including, but not limited to, the extent of future demand for multifamily units in our significant markets, barriers of entry into new markets which we may seek to enter in the future, limitations on our ability to increase or collect rental rates, competition, our ability to identify and consummate attractive acquisitions and dispositions on favorable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns;
•general and local real estate conditions, including any changes in the value of our real estate;
•decreasing rental rates or increasing vacancy rates;
•challenges in acquiring or investing in multi-family properties (including challenges in (i) buying properties directly without the participation of joint venture partners and (ii) making alternative investments in multi-family properties, and the limited number of multi-family property investment/acquisition opportunities available to us), which transactions may not be completed or may not produce the cash flows or income expected;
•the competitive environment in which we operate, including competition that could adversely affect our ability to acquire properties and/or limit our ability to lease apartments or increase or maintain rental rates;
•exposure to risks inherent in investments in a single industry and sector;
•the concentration of our multi-family properties in the Southeastern United States and Texas, which makes us more susceptible to adverse developments in those markets;

•increases in expenses over which we have limited control, such as real estate taxes, insurance costs and utilities, due to inflation and other factors;
•impairment in the value of real estate we own;
•failure of property managers to properly manage properties;
•accessibility of debt and equity capital markets;
•disagreements with, or misconduct by, joint venture partners;
•inability to obtain financing at favorable rates, if at all, or refinance existing debt as it matures due to the level and volatility of interest or capitalization rates or capital market conditions
•extreme weather and natural disasters such as hurricanes, tornadoes and floods;
•lack of or insufficient amounts of insurance to cover, among other things, losses from catastrophes;
•risks associated with acquiring value-add multi-family properties, which involves greater risks than more conservative approaches;
•the condition of Fannie Mae or Freddie Mac, which could adversely impact us;
•changes in Federal, state and local governmental laws and regulations, including laws and regulations relating to taxes and real estate and related investments;
•our failure to comply with laws, including those requiring access to our properties by disabled persons, which could result in substantial costs;
•board determinations as to timing and payment of dividends, if any, and our ability or willingness to pay future dividends;
•our ability to satisfy the complex rules required to maintain our qualification as a REIT for federal income tax purposes;
•possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us or a subsidiary owned by us or acquired by us;
•our dependence on information systems, risks associated with breaches of such systems and the impact on us by the use of artificial intelligence by our competitors;
•disease outbreaks and other public health events, and measures that are taken by federal, state, and local governmental authorities in response to such outbreaks and events;
•impact of climate change on our properties or operations;
•risks associated with the stock ownership restrictions of the Internal Revenue Code of 1986, as amended (the "Code") for REITs and the stock ownership limit imposed by our charter; and
•the other factors described in the reports we file with the SEC, including those set forth in our Annual Report on Form 10-K under the captions "Item 1. Business," "Item 1A. Risk Factors," and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations".

We undertake no obligation to update or revise the information herein, whether as a result of new information, future events or circumstances, or otherwise.

Units under rehabilitation for which we have received or accrued rental income from business interruption insurance, while not physically occupied, are treated as leased (i.e., occupied) at rental rates in effect at the time of the casualty.

We use pro rata (as defined under "Non-GAAP Financial Measures and Definitions") to help the reader gain a better understanding of our unconsolidated joint ventures. However, the use of pro rata information has certain limitations and is not representative of our operations and accounts as presented in accordance with GAAP. Accordingly, pro rata information should be used with caution and in conjunction with the GAAP data presented herein and in our reports filed with the SEC.
The state-by-state and property-by-property revenue, weighted average rent per occupied unit and similar information presented herein do not give effect to the deferred rent concessions.

BRT Apartments Corp. (NYSE: BRT)

First Quarter 2025 and Subsequent Highlights
•Reported a 26% increase in net income per diluted share for the first quarter of 2025 of a net loss of $2.4 million or $(0.12) per diluted share, compared to a net loss of $3.2 million or $(0.17) in the first quarter of 2024.
•Funds from Operations, or FFO, of $0.30 per diluted share grew 20% in the first quarter 2025, compared to $0.25 in the first quarter 2024.
•Adjusted Funds from Operations, or AFFO, of $0.39 per diluted share in the first quarter 2025 an increase of 11%, compared to $0.35 in the first quarter 2024.
•Equity in earnings of unconsolidated joint ventures was $413,000 in the first quarter of 2025.
•Combined Portfolio NOI increased 2.2% for the first quarter of 2025 compared to the prior-year period.
•Repurchased 78,724 shares during the first quarter 2025 at a weighted average price of $17.55, and subsequent to March 31, 2025, the Company repurchased 63,356 shares at a weighted average price of $15.84.
•As of April 14, 2025, the Company is authorized to repurchase up to $8,752,000 in BRT shares.
•Maintained revolving credit facility of up to $40.0 million, with $0 outstanding, and maturity in September 2027.

See the reconciliations provided later in this supplemental of FFO, AFFO and Combined Portfolio NOI, to net income, as calculated in accordance with GAAP, and the definitions of such terms under "Non-GAAP Financial Measures and Definitions."

Full Year 2025 Outlook
•The operational environment in BRT’s Combined Portfolio is expected to be consistent with other Sunbelt-focused operators with new supply muting new and renewal lease rent growth until 2026 as the new supply is absorbed.
•BRT intends to emphasize stable average occupancy within the portfolio until it can achieve a lift in rental rates.
•Controllable expense growth is expected to grow modestly compared to 2024 and insurance expense is expected to decline.
•BRT’s balance sheet has no debt maturities until the third quarter of 2025 and full availability on its credit facility.
•The Company expects to pursue additional Preferred Equity financing opportunities, like the Charlestowne Apartments and The Reserve at Beaumont Oaks transactions done in 2024.
•The Company remains patient on asset growth in the near term but is cautiously optimistic that it may find additional opportunities to deploy its available liquidity for capital situations and/or asset acquisitions in second half of 2025.
•Long-term, the Company continues to believe the Sunbelt offers compelling advantages due to the predominance of pro-business states, along with better population and job growth from migration patterns and business investment.

•With new supply growth expected to moderate in Sunbelt markets in 2025 and 2026, the Company expects a disciplined capital allocation strategy, with a focus on stabilizing occupancy in a challenging leasing environment in 2025 and anticipates better growth in 2026 for new investment opportunities.

BRT Apartments Corp. (NYSE: BRT)
Financial Highlights
_________________________________________________________________________________________________________

	As of March 31,
	2025		2024
Market capitalization (thousands)	$321,572		$312,194
Shares outstanding (thousands)	18,916		18,583
Closing share price	$17.00		$16.80
Quarterly dividend declared per share	$0.25		$0.25

	Quarter ended March 31,
	Combined				Consolidated		Unconsolidated
	2025		2024		2025	2024	2025		2024
Properties owned	29	(a)	29	(a)	21	21	8	(a)	8	(a)
Units (a)	7,947		7,707		5,420	5,420	2,527		2,287
Average occupancy (b)	93.7%		93.3%		93.7%	93.4%	93.7%		93.2%
Average monthly rental revenue per occupied unit (b)	$1,403		$1,396		$1,371	$1,359	$1,476		$1,485
____________________________
(a) Includes a 240-unit multi-family property in lease up.
(b) Excludes a 240-unit multi-family property in lease up.
	Quarter ended March 31,
Per share data	2025 (Unaudited)		2024 (Unaudited
Loss per share, basic and diluted	$(0.12)		$(0.17)
FFO per share of common stock (diluted) (1)	$0.30		$0.25
AFFO per share of common stock (diluted) (1)	$0.39		$0.35

	As of March 31,
	2025		2024
Debt to Enterprise Value (2)	67%		67%

(1) See the reconciliation of Funds From Operations, or FFO, and Adjusted Funds From Operations, or AFFO, to net income, as calculated in accordance with
GAAP, and the definitions of such terms under "Non-GAAP Financial Measures and Definitions."
(2) Enterprise Value is equal to debt plus market capitalization less cash and cash equivalents, including BRT's pro-rata share of cash and cash equivalents at the unconsolidated Joint Ventures. Cash and cash equivalents excludes restricted cash. Debt is equal to 100% of the debt at the consolidated properties and BRT's pro-rata share of debt at the unconsolidated joint ventures. See "Non-GAAP Financial Measures and Definitions" for an explanation of "pro-rata share."

BRT Apartments Corp. (NYSE: BRT)
Components of Net Asset Value
As of March 31, 2025
(all in thousands)
____________________________________________________________________________________________________________________

Net Operating Income for the three months ended March 31, 2025
Consolidated	$13,069
Unconsolidated (Pro rata)	3,050
Total Net Operating Income	$16,119

OTHER ASSETS
Cash and Cash Equivalents	$24,366
Cash and Cash Equivalents - Unconsolidated pro rata	2,467
Restricted Cash	3,012
Other Assets	16,499
Other Assets - Unconsolidated pro rata	3,281
Total Cash and Other Assets	$49,625

OTHER LIABILITIES
Accounts Payable and Accrued Liabilities	$22,645
Accounts Payable and Accrued Liabilities - Unconsolidated pro rata	2,481
Total Other Liabilities	$25,126

DEBT SUMMARY
Mortgages Payable:
Consolidated	$445,711
Unconsolidated (Pro rata)	115,331
Total Mortgages Payable	$561,042

Credit Facility	$—
Subordinated Notes	37,168
Total Debt Outstanding	$598,210

Common Shares Outstanding	18,916
____________________________________________
(1) See the Appendix for a reconciliation of the non-GAAP amounts presented to GAAP amounts

BRT Apartments Corp. (NYSE: BRT)
Operating Results
(amounts in thousands except per share data)
_____________________________________________________________________________________________________________________

	Three Months Ended March 31,
	2025	2024
Revenues:
Rental and other revenue from real estate properties	$23,619	$23,298
Loan interest and other income	487	105
Total revenues	24,106	23,403
Expenses:
Real estate operating expenses	10,550	10,579
Interest expense	5,676	5,523
General and administrative	4,070	4,152
Depreciation and amortization	6,541	6,435
Total expenses	26,837	26,689
Total revenues less total expenses	(2,731)	(3,286)
Equity in earnings of unconsolidated joint ventures	413	228
Insurance recovery	68	—
Loss from continuing operations	(2,250)	(3,058)
Income tax provision	58	78
Loss from continuing operations, net of taxes	(2,308)	(3,136)
Net income attributable to non-controlling interests	(44)	(35)
Net loss attributable to common stockholders	$(2,352)	$(3,171)

Weighted average number of shares of common stock outstanding:
Basic and diluted	17,987,092	17,625,577

Per share amounts attributable to common stockholders:
Basic and diluted	$(0.12)	$(0.17)

BRT Apartments Corp. (NYSE: BRT)
Operating Results of Unconsolidated Properties
(amounts in thousands)

_____________________________________________________________________________________________________________________

	Three Months Ended March 31,
	2025	2024
Revenues:
Rental and other revenue	$11,709	$10,624
Total revenues	11,709	10,624

Expenses:
Real estate operating expenses	5,173	5,446
Interest expense	2,745	2,778
Depreciation	3,748	2,893
Total expenses	11,666	11,117
Total revenues less total expenses	43	(493)
Other equity earnings	90	18
Net (loss) income from joint ventures	$133	$(475)

BRT equity in earnings of unconsolidated joint venture properties	$413	$228

BRT Apartments Corp. (NYSE: BRT)
Funds from Operations and
Adjusted Funds from Operations
(dollars in thousands)
____________________________________________________________________________________________________________________

The tables below provides a reconciliation of net loss determined in accordance with GAAP to FFO and AFFO on a dollar and per share basis for each of the indicated periods (dollars in thousands, except per share amounts):

	Three Months Ended March 31,
	2025	2024
GAAP Net loss attributable to common stockholders	$(2,352)	$(3,171)
Add: depreciation and amortization of properties	6,541	6,435
Add: our share of depreciation in unconsolidated joint venture properties	1,533	1,367
Adjustments for non-controlling interests	(4)	(4)
NAREIT Funds from operations attributable to common stockholders	$5,718	$4,627

Adjustments for: deferred rent concessions and straight line rent	98	25
Adjustments for: our share of straight-line rent and rent concession accruals from unconsolidated joint venture properties	(12)	—
Add: amortization of restricted stock and RSU expense	1,142	1,342
Add: amortization of deferred mortgage and debt costs	283	271
Add: our share of deferred mortgage costs from unconsolidated joint venture properties	30	30
Add: amortization of fair value adjustment for mortgage debt	129	143
Adjustments for non-controlling interests	—	(4)
Adjusted funds from operations attributable to common stockholders	$7,388	$6,434

Funds from Operations and
Adjusted Funds from Operations
(dollars in thousands, except per share data)
____________________________________________________________________________________________________________________

	Three Months Ended March 31,
	2025	2024
GAAP Net (loss) income attributable to common stockholders	$(0.12)	$(0.17)
Add: depreciation and amortization of properties	0.34	0.35
Add: our share of depreciation in unconsolidated joint venture properties	0.08	0.07
Adjustment for non-controlling interests	—	—
NAREIT Funds from operations per diluted common share	$0.30	$0.25

Adjustments for: deferred rent concessions and straight line rent	0.01	—
Adjustments for: our share of straight-line rent and rent concession accruals in unconsolidated joint venture properties	—	—
Add: amortization of restricted stock and RSU expense	0.06	0.08
Add: amortization of deferred mortgage and debt costs	0.01	0.01
Add: our share of deferred mortgage and debt costs from unconsolidated joint venture properties	—	—
Add: amortization of fair value adjustment for mortgage debt	0.01	0.01
Adjustments for non-controlling interests	—	—
Adjusted funds from operations per diluted common share	$0.39	$0.35

Diluted shares outstanding for FFO and AFFO	18,910,231	18,579,691

BRT Apartments Corp. (NYSE: BRT)
Consolidated Balance Sheets
(amounts in thousands, except per share amounts)

_____________________________________________________________________________________________________________________

	March 31, 2025	December 31, 2024
	(unaudited)	(audited)
ASSETS
Real estate properties, net of accumulated depreciation and amortization	$611,519	$615,915
Investment in unconsolidated joint ventures	30,834	31,344
Loan receivables, net of deferred fees and credit loss	17,683	17,667
Cash and cash equivalents	24,366	27,856
Restricted cash	3,012	3,221
Other assets	16,499	17,460
Total Assets	$703,913	$713,463

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net of deferred costs	$445,711	$446,471
Junior subordinated notes, net of deferred costs	37,168	37,163
Credit facility, net of deferred costs	—	—
Accounts payable and accrued liabilities	22,645	24,915
Total Liabilities	505,524	508,549

Commitments and contingencies
Equity:
BRT Apartments Corp. stockholders' equity:
Preferred shares $.01 par value 2,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 300,000 shares authorized; 17,993 and 17,872 shares outstanding	180	179
Additional paid-in capital	272,842	272,275
Accumulated deficit	(74,569)	(67,485)
Total BRT Apartments Corp. stockholders’ equity	198,453	204,969
Non-controlling interests	(64)	(55)
Total Equity	198,389	204,914
Total Liabilities and Equity	$703,913	$713,463

BRT Apartments Corp. (NYSE: BRT)
Preferred Equity Investments
(dollars in thousands)
________________________________________________________________________________________

The Company invested in two separate joint ventures which in turn acquired multifamily properties in the locations identified below. In accordance with GAAP, these investments are treated as loans. These investments are unsecured and are subordinate, including the payment of the returns thereon, to the mortgage debt encumbering the property acquired by the applicable joint venture. Information as to these investments at March 31, 2025 is summarized below (dollars and thousands):

Location	Investment Date	Annual Return	Current Return	Hurdle Return	Invested Amount	Redemption Date	Deferred fees	Estimated Credit Loss	Interest Income (Current Return)
Wilmington, NC	October 2024	13%	6.00%	7.00%	$7,000	November 2031	$130	$102	$107
Kennesaw, GA	November 2024	13%	6.50%	6.50%	11,250	June 2029	167	168	186
					$18,250		$297	$270	$293

These investments provide for (1) an Annual Return (as noted in the table above) compounded monthly, to the Company, of which the Current Return (as noted in the table above) is payable monthly to the extent of available cash flow, and the Hurdle Return also to be paid monthly from remaining cash flow if any, parri passu or after the sponsor's receipt of its management fees and specified returns on its investment and (2) the total amount invested by the Company, including any unpaid portion of the Current Return and the Hurdle Return, to be payable to the Company, prior to any payments to the sponsor, upon the earlier to occur of certain events (e.g., sale of the property or the refinancing of the mortgage underlying the property) and the redemption date specified above. The Current Return is recorded as interest income when it is due from the sponsor and the Hurdle Return is recognized as interest income when it is received. Deferred loan fees are capitalized and recorded into income over the life of the investment. The Company's exposure to loss is limited to its original Invested Amount (as noted in the table above).

BRT Apartments Corp. (NYSE: BRT)
Stock Repurchase Activity
________________________________________________________________________________________

The Company's stock repurchase activity during the periods indicated is reflected in the table below:
Month	Shares repurchased	Total cost	Average Cost Per Share
January 2025	65,018	$1,137,000	$17.49
March 2025	13,706	245,000	17.84
	78,724	$1,382,000	$17.55
Subsequent to quarter end
April 2025	63,356	$1,003,000	$15.84

As of April 30,2025, up to $8,752,000 of shares are available to be repurchased under the repurchase program.

BRT Apartments Corp. (NYSE: BRT)
Value-Add Program and Capital Expenditures
Quarter ended March 31, 2025
________________________________________________________________________________________

Value-Add Program
(Includes consolidated and unconsolidated amounts)
Units Rehabilitated (1)	Estimated Rehab Costs (2)	Estimated Rehab Costs Per unit	Estimated Average Monthly Rent Increase (3)	Estimated Annualized ROI (3)	Estimated units available to be renovated over next 24 months
16	$123,000	$7,660	$143	22%	123

(1) Refers to rehabilitated units with respect to which a new lease or renewal lease was entered into during the period.
(2) Reflects rehab costs incurred during the current and prior periods with respect to units completed, in which a new lease or renewal lease was entered into during the current period.
(3) These results are not necessarily indicative of the results that would be generated if such improvements were made across our portfolio of properties or at any particular property. Rents at a property may increase for reasons wholly unrelated to property improvements, such as changes in demand for rental units in a particular market or sub-market. Even if units are available to be renovated, the Company may decide not to renovate such units.

Capital Expenditures
(Includes consolidated and unconsolidated amounts)
	Gross Capital Expenditures	Less: JV Partner Share	BRT Share of Capital Expenditures (4)
Estimated Recurring Capital Expenditures (1)	$1,448,000	$114,000	$1,334,000
Estimated Non-Recurring Capital Expenditures (2)	1,343,000	263,000	1,080,000
Total Capital Expenditures	$2,791,000	$377,000	$2,414,000

Replacements (operating expense) (3)	$594,000	$45,000	$549,000

Estimated Recurring Capital Expenditures and Replacements per unit (7,707 units) (5)	$265	$21	$244

(1) Recurring capital expenditures represent our estimate of expenditures incurred at the property to maintain the property's existing operations - it excludes revenue enhancing projects.
(2) Non-recurring capital expenditures represent our estimate of significant improvements to the common areas, property exteriors, or interior units of the property, and revenue enhancing upgrades.
(3) Replacements are expensed and not capitalized as incurred at the property.
(4) Based on BRT's percentage equity interest.
(5) Excludes a 240-unit multi-family property in lease up.

BRT Apartments Corp. (NYSE: BRT)
Debt Analysis
As of March 31, 2025
(dollars in thousands)
________________________________________________________________________________________________________________________________

Consolidated
Year	Total Principal Payments	Scheduled Amortization	Principal Payments Due at Maturity	Percent of Total Principal Payments Due At Maturity	Weighted Average Interest Rate (1)
2025	$18,856	$3,481	$15,375	4%	4.42%
2026	74,622	5,091	69,531	17%	4.12%
2027	46,190	3,395	42,795	10%	3.96%
2028	40,696	2,745	37,951	9%	4.47%
2029	56,272	2,455	53,817	13%	3.94%
Thereafter	212,841	19,575	193,266	47%	4.10%
Total	$449,477	$36,742	$412,735	100%

Unconsolidated (BRT pro rata share)
Year	Total Principal Payments	Scheduled Amortization	Principal Payments Due at Maturity	Percent of Total Principal Payments Due At Maturity	Weighted Average Interest Rate (1)
2025	$1,378	$1,378	—	—%	—%
2026	25,816	1,806	$24,010	22%	4.65%
2027	13,026	1,472	11,554	11%	4.15%
2028	34,265	450	33,815	31%	4.26%
2029	611	611	—	—%	—%
Thereafter	40,594	728	39,866	36%	3.43%
Total	$115,690	$6,445	$109,245	100%

Combined (2)
Year	Total Principal Payments	Scheduled Amortization	Principal Payments Due at Maturity	Percent of Total Principal Payments Due At Maturity	Weighted Average Interest Rate (1)
2025	$20,234	$4,859	$15,375	3%	4.42%
2026	100,438	6,897	93,541	18%	4.25%
2027	59,216	4,867	54,349	10%	4.00%
2028	74,961	3,195	71,766	14%	4.37%
2029	56,883	3,066	53,817	10%	3.94%
Thereafter	253,435	20,303	233,132	45%	3.98%
Total	$565,167	$43,187	$521,980	100%
Weighted Average Remaining Term to Maturity (2)			5.4	years
Weighted Average Interest Rate (2)			4.08%
Debt Service Coverage Ratio for the quarter ended March 31, 2025			1.60	(3)

(1) Based on principal payments due at maturity.
(2) Includes consolidated and BRT's pro rata share of unconsolidated amounts.
(3) See definition under "Non-GAAP Financial Measures and Definitions." Includes consolidated and 100% of the unconsolidated amounts.

Junior Subordinated Notes
Principal Balance	$37,400, excluding deferred costs of $232,000
Interest Rate	3 month term SOFR + 2.26% (i.e., 6.55% at 3/31/2025)
Maturity	April 30, 2036

Credit Facility
Maximum Amount Available	Up to $40,000
Amount Outstanding	$0
Interest Rate	1 month SOFR + 2.50% (floor of 6%)
Maturity	September 2027
____________________________________________

BRT Apartments Corp. (NYSE: BRT)
Portfolio Data by State
Quarter ended March 31, 2025
(dollars in thousands, except monthly rent amounts)

_____________________________________________________________________________________________________________________

Consolidated
	Units at period end	Revenues	Property Operating Expenses	NOI (1)	% of NOI Contribution	Weighted Average Occupancy	Weighted Average Rent per Occ. Unit
Georgia	688	$2,605	$1,309	$1,296	9.9%	89.1%	$1,234
Florida	518	2,397	1,057	1,340	10.3%	95.3%	1,482
Texas	600	2,282	1,233	1,049	8.0%	92.2%	1,175
Ohio	264	1,001	441	560	4.3%	96.7%	1,175
Virginia	220	1,273	510	763	5.8%	97.9%	1,757
North Carolina	264	1,103	424	679	5.2%	97.2%	1,310
South Carolina	474	2,203	1,143	1,060	8.1%	93.2%	1,468
Tennessee	702	3,546	1,422	2,124	16.3%	94.2%	1,657
Alabama	740	2,789	1,311	1,478	11.3%	94.6%	1,182
Mississippi	776	3,150	1,120	2,030	15.5%	93.6%	1,331
Missouri	174	931	468	463	3.5%	93.0%	1,692
Net deferred rent	—	(95)	—	(95)	(0.7)%	N/A	N/A
Legacy assets	—	434	112	322	2.5%	N/A	N/A
Totals	5,420	$23,619	$10,550	$13,069	100%	93.7%	$1,371

Unconsolidated (Pro-Rata Share)
	Units at period end	Revenues	Property Operating Expenses	NOI (1)	% of NOI Contribution	Weighted Average Occupancy	Weighted Average Rent per Occ. Unit
Texas	1,103	$2,545	$1,292	$1,253	41.1%	93.2%	$1,448
South Carolina	713	1,352	485	867	28.4%	95.0%	1,576
Georgia	271	923	477	446	14.6%	90.5%	1,517
Alabama	200	622	298	324	10.6%	96.3%	1,228
Net deferred rent	—	19	—	19	0.6%	N/A	N/A
Other (2)	240	197	56	141	4.6%	N/A	N/A
Totals	2,527	$5,658	$2,608	$3,050	100%	93.7%	$1,476

_________________________________________________________________________________
(1) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, and the definition of NOI and pro-rata share under "Non-GAAP Financial
Measures and Definitions."
(2) Represents property in lease up.

BRT Apartments Corp. (NYSE: BRT)
Combined Portfolio Metrics (1)
Quarters ended March 31, 2025 and 2024
(dollars in thousands)
_____________________________________________________________________________________________________________________

	Three Months Ended March 31,
	2025	2024	% Change
Combined Revenues	$28,646	$28,394	0.9%

Combined Operating Expenses
Payroll	$2,479	$2,426	2.2%
Real Estate taxes	3,505	3,538	(0.9)%
Management Fees	805	825	(2.4)%
Insurance	1,195	1,415	(15.5)%
Utilities	1,867	1,748	6.8%
Repairs and Maintenance	1,447	1,501	(3.6)%
Replacements	549	552	(0.5)%
Advertising, Leasing and Other	1,143	1,072	6.6%
Total Combined Operating Expenses	$12,990	$13,077	(0.7)%

Total Combined Operating Income	$15,656	$15,317	2.2%
____________________________________________

(1) Please refer to Non-GAAP Financial Measures, Definitions and Reconciliations for definition of Combined Same Store and reconciliation of Net Operating
Income. Combined portfolio refers to the consolidated same store properties, the unconsolidated same store properties presented on a pro rata share basis, for all periods presented, with a total of 7,707 units, excluding a 240-unit multi-family property in lease up.

BRT Apartments Corp. (NYSE: BRT)
Portfolio Table
As of March 31, 2025
___________________________________________________________________________________________

Property	City	State	Year Built	Year Acquired	Property Age	Units	Q1 2025 Avg. Occupancy	Q1 2025 Avg. Rent per Occ. Unit
Consolidated Properties - All 100% Owned
Silvana Oaks	North Charleston	SC	2010	2012	15	208	92.8%	$1,561
Avondale Station	Decatur	GA	1954	2012	71	212	90.9%	1,405
Newbridge Commons	Columbus	OH	1999	2013	26	264	96.7%	1,175
Brixworth at Bridgestreet	Huntsville	AL	1985	2013	40	208	95.0%	1,025
Avalon	Pensacola	FL	2008	2014	17	276	94.1%	1,485
Crossings of Bellevue	Nashville	TN	1985	2014	40	300	96.7%	1,427
Parkway Grande	San Marcos	TX	2014	2015	11	192	89.6%	1,276
Woodland Trails	LaGrange	GA	2010	2015	15	236	87.4%	1,376
Kilburn Crossing	Fredericksburg	VA	2005	2016	20	220	97.9%	1,757
Verandas at Alamo Ranch	San Antonio	TX	2015	2016	10	288	91.8%	1,093
Grove at River Place	Macon	GA	1988	2016	37	240	89.3%	942
Civic Center 1	Southaven	MS	2002	2016	23	392	94.0%	1,303
Civic Center 2	Southaven	MS	2005	2016	20	384	93.2%	1,360
Vanguard Heights	Creve Coeur	MO	2016	2017	9	174	93.0%	1,692
Jackson Square	Tallahassee	FL	1996	2017	29	242	96.7%	1,478
Woodland Apartments	Boerne	TX	2007	2017	18	120	97.5%	1,209
Magnolia Pointe	Madison	AL	1991	2017	34	204	93.9%	1,185
Bell's Bluff	W. Nashville	TN	2019	2018	6	402	92.2%	1,836
Crestmont at Thornblade	Greenville	SC	1998	2018	27	266	93.4%	1,395
Somerset at Trussville	Trussville	AL	2007	2019	18	328	94.7%	1,281
Abbotts Run	Wilmington	NC	2001	2020	24	264	97.2%	1,310
Weighted Avg./Total Consolidated					24	5,420

Properties owned by Unconsolidated Joint Ventures									% Ownership
Pointe at Lenox Park	Atlanta	GA	1989	2016	36	271	90.5%	1,516	74%
Gateway Oaks	Forney	TX	2016	2016	9	313	95.1%	1,347	50%
Mercer Crossing	Dallas	TX	2015	2017	10	509	93.5%	1,596	50%
Canalside Lofts	Columbia	SC	2008	2017	17	374	94.0%	1,467	32%
Landings of Carrier Parkway	Grand Prairie	TX	2001	2018	24	281	90.5%	1,288	50%
Canalside Sola	Columbia	SC	2015	2018	10	339	96.0%	1,694	46%
The Village at Lakeside	Auburn	AL	1988	2019	37	200	96.3%	1,228	80%
Weighted Avg./Total Unconsolidated					18	2,287

Weighted Avg./Total Portfolio					22	7,707
Lease up
Stono Oaks	Johns Island	SC	2023	2022		240	77.8%		18%
Total Units						7,947

BRT Apartments Corp. (NYSE: BRT)

APPENDIX

BRT Apartments Corp. (NYSE: BRT)
.
NON-GAAP FINANCIAL MEASURES, DEFINITIONS, AND RECONCILIATIONS
(dollars in thousands)
________________________________________________________________________________________

Adjusted Funds from Operations (AFFO)
BRT computes AFFO by adjusting FFO for loss on extinguishment of debt, our straight-line rent and rent concession accruals, restricted stock and RSU compensation expense, fair value adjustment of mortgage debt, gain on insurance recovery, insurance recovery from casualty loss and deferred mortgage and debt costs (including, in each case as applicable, from its share of its unconsolidated joint ventures). Since the NAREIT White Paper(as described below) does not provide guidelines for computing AFFO, the computation of AFFO may vary from one REIT to another.

Allowance for Credit Losses
The CECL reserve required under ASU 2016-13 “Financial Instruments – Credit Losses – Measurement of Credit Losses on Financial Instruments (Topic 326)” (“ASU 2016-13”), reflects the Company's estimate as of the balance sheet date of potential credit losses related to its loan portfolio. Changes to the CECL reserve are recognized through a provision for or reversal of current expected credit loss reserve on the Company's consolidated statements of operations. ASU 2016-13 specifies the reserve should be based on relevant information about past events, including historical loss experience, current loan portfolio, market conditions and reasonable and supportable macroeconomic forecasts for the duration of each loan.

Combined Portfolio
Combined portfolio refers to the consolidated same store properties, the unconsolidated same store properties presented on a pro rata share basis.

Debt Service Coverage Ratio
Debt service coverage ratio is net operating income ("NOI") divided by total debt service and includes both consolidated and unconsolidated assets.

Funds from Operations (FFO)
BRT computes FFO in accordance with the “White Paper on Funds from Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT's related guidance. FFO is defined in the White Paper as net income (calculated in accordance with generally accepted accounting principles), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. In computing FFO we do not add back to net income the amortization of costs in connection with our financing activities or depreciation of non-real estate assets.

Net Operating Income (NOI)
BRT computes NOI by adjusting net income (loss) to (a) add back (1) depreciation expense, (2) general and administrative expenses, (3) interest expense, (4) loss on extinguishment of debt, (5) equity in earnings (loss) of unconsolidated joint ventures, (6) provision for taxes, and (7) the impact of non-controlling interests, and (b) deduct (1) other income, (2) gain on sale of real estate (3) insurance recovery of casualty loss, and (4) gain on insurance recoveries related to casualty loss.

Pro-Rata Share
BRT's pro-rata share gives effect to its percentage equity interest in the unconsolidated joint ventures that own properties. Due to the operation of allocation/distribution provision of the joint venture agreements pursuant to which BRT participates in the ownership of these properties, BRT's share of the gain and loss on the sale of a property may be less than implied by BRT's percentage equity interest. Notwithstanding the foregoing, when referring to the number of units, average occupancy, and average rent per unit, the amount shown reflects 100% of the amount.

Same Store
Same store properties refer to stabilized properties (as described below) that we owned and operated for the entirety of periods being compared, except for properties that are under construction, legacy assets, in lease-up, or are undergoing development or redevelopment. We move properties previously excluded from our same store portfolio (because they were under construction, in lease up or are in development or redevelopment) into the same store designation once they have stabilized and such status has been reflected fully in all applicable periods of comparison.

Stabilized Properties
Newly constructed, lease-up, development and redevelopment properties are deemed stabilized upon the earlier to occur of the first full calendar quarter beginning (a) 12 months after the property is fully completed and put in service and (b) attainment of at least 90% physical occupancy.

Total Debt Service
Total debt service is the cash required to cover the repayment of interest and principal on a debt for a particular period. Total debt service is used in the calculation of the debt service coverage ratio which is used to determine the borrower’s ability to make debt service payments.

BRT Apartments Corp. (NYSE: BRT)
Consolidated Same Store Comparisons (1)
Quarters ended March 31, 2025 and 2024
(dollars in thousands, except monthly rent amounts)
_____________________________________________________________________________________________________________________

		Revenues			Property Operating Expenses				NOI (2)
	Units	2025	2024	% Change	2025		2024	% Change	2025		2024	% Change
Georgia	688	$2,605	$2,631	(1.0)%	$1,309		$1,400	(6.5)%	$1,296		$1,231	5.3%
Florida	518	2,397	2,372	1.1%	1,057		1,138	(7.1)%	1,340		1,234	8.6%
Texas	600	2,282	2,289	(0.3)%	1,233		1,268	(2.8)%	1,049		1,021	2.7%
Ohio	264	1,001	966	3.6%	441		328	34.5%	560		638	(12.2)%
Virginia	220	1,273	1,182	7.7%	510		475	7.4%	763		707	7.9%
North Carolina	264	1,103	1,052	4.8%	424		435	(2.5)%	679		617	10.0%
South Carolina	474	2,203	2,187	0.7%	1,143		1,179	(3.1)%	1,060		1,008	5.2%
Tennessee	702	3,546	3,416	3.8%	1,422		1,463	(2.8)%	2,124		1,953	8.8%
Alabama	740	2,789	2,820	(1.1)%	1,311		1,298	1.0%	1,478		1,522	(2.9)%
Mississippi	776	3,150	3,069	2.6%	1,120		1,082	3.5%	2,030		1,987	2.2%
Missouri	174	931	950	(2.0)%	468		419	11.7%	463		531	(12.8)%
Net deferred rent	—	(95)	—		—	—	—		(95)	—	—
Totals	5,420	$23,185	$22,934	1.1%	$10,438		$10,485	(0.4)%	$12,747		$12,449	2.4%

		Weighted Average Occupancy			Weighted Average Monthly Rent per Occupied Unit
		2025	2024	% Change	2025		2024	% Change
Georgia		89.1%	91.4%	(2.5)%	$1,234		$1,234	0.0%
Florida		95.3%	95.4%	(0.1)%	1,482		1,460	1.5%
Texas		92.2%	92.4%	(0.2)%	1,175		1,194	(1.6)%
Ohio		96.7%	90.3%	7.1%	1,175		1,205	(2.5)%
Virginia		97.9%	95.9%	2.1%	1,757		1,669	5.3%
North Carolina		97.2%	95.0%	2.3%	1,310		1,272	3.0%
South Carolina		93.2%	95.1%	(2.0)%	1,468		1,446	1.5%
Tennessee		94.2%	91.3%	3.2%	1,657		1,627	1.8%
Alabama		94.6%	93.8%	0.9%	1,182		1,200	(1.5)%
Mississippi		93.6%	94.0%	(0.4)%	1,331		1,298	2.5%
Missouri		93.0%	95.8%	(2.9)%	1,692		1,689	0.2%
Weighted Average		93.7%	93.3%	0.4%	$1,371		$1,359	0.9%
_______________________________

(1) See definition of Same Store under "Non-GAAP Financial Measures and Definitions"
(2) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, and the definition of NOI under "Non-GAAP Financial Measures and
Definitions."

BRT Apartments Corp. (NYSE: BRT)
Unconsolidated Same Store Comparisons (1)
Quarters ended March 31, 2025 and 2024
BRT Pro-rata Share
(dollars in thousands, except monthly rent amounts)
________________________________________________________________________________________

		Revenues			Property Operating Expenses			NOI (2)
	Units	2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Texas	1,103	$2,545	$2,598	(2.0)%	$1,292	$1,382	(6.5)%	$1,253	$1,216	3.0%
Georgia	271	923	982	(6.0)%	477	471	1.3%	446	511	(12.7)%
South Carolina	713	1,352	1,296	4.3%	485	475	2.1%	867	821	5.6%
Alabama	200	622	584	6.5%	298	264	12.9%	324	320	1.3%
Net deferred rent		19	—	0.0%	—	—	0.0%	19	—	0.0%
Totals	2,287	$5,461	$5,460	0.0%	$2,552	$2,592	(1.5)%	$2,909	$2,868	1.4%

		Weighted Average Occupancy			Weighted Average Monthly Rent per Occupied Unit
		2025	2024	% Change	2025	2024	% Change
Texas		93.2%	91.4%	2.0%	$1,448	$1,514	(4.4)%
Georgia		90.5%	94.6%	(4.3)%	1,516	1,556	(2.6)%
South Carolina		95.0%	94.3%	0.7%	1,576	1,515	4.0%
Alabama		96.3%	96.7%	(0.4)%	1,228	1,129	8.8%
Weighted Average		93.7%	93.1%	0.6%	$1,476	$1,485	(0.6)%
________________________________
(1) See definition of Same Store under "Non-GAAP Financial Measures and Definitions"
(2) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, and the definition of NOI and pro-rata share under "Non-GAAP Financial
Measures and Definitions."

BRT Apartments Corp. (NYSE: BRT)
NON-GAAP FINANCIAL MEASURES, DEFINITIONS, AND RECONCILIATIONS
(dollars in thousands)
________________________________________________________________________________________

The following tables provides a reconciliation of NOI to net income attributable to common stockholders as computed in accordance with GAAP for the periods presented for the consolidated properties:

Consolidated	Three Months Ended March 31,
	2025	2024
GAAP Net loss attributable to common stockholders	$(2,352)	$(3,171)
Less: Loan interest and other income	(487)	(105)
Add: Interest expense	5,676	5,523
General and administrative	4,070	4,152
Depreciation and amortization	6,541	6,435
Provision for taxes	58	78
Insurance recovery	(68)	—
Adjust for: Equity in earnings of unconsolidated joint venture properties	(413)	(228)
Add: Net income attributable to non-controlling interests	44	35
Net Operating Income	$13,069	$12,719

Less: Non-same store Net Operating Income	322	270
Same store Net Operating Income	$12,747	$12,449

BRT Apartments Corp. (NYSE: BRT)
NON-GAAP FINANCIAL MEASURES, DEFINITIONS, AND RECONCILIATIONS
(dollars in thousands)
________________________________________________________________________________________

The following tables provides a reconciliation of BRT's Equity in earnings from NOI to net income attributable to common stockholders as computed in accordance with GAAP for the periods presented for BRT's pro rata share of the unconsolidated properties:

Unconsolidated	Three Months Ended March 31,
	2025	2024
BRT equity in earnings from joint ventures	$413	$228
Add: Interest expense	1,194	1,219
Depreciation	1,533	1,367
Equity in earnings of joint ventures	(90)	(18)
Net Operating Income	$3,050	$2,796

Less: Non-same store Net Operating Income	$141	$(72)
Same store Net Operating Income	$2,909	$2,868

Consolidated same store Net Operating Income	$12,747	$12,449
Unconsolidated same store Net Operating Income	2,909	2,868
Combined same store Net Operating Income	$15,656	$15,317

BRT Apartments Corp. (NYSE: BRT)

NON-GAAP FINANCIAL MEASURES, DEFINITIONS, AND RECONCILIATIONS
(dollars in thousands)
_____________________________________________________________________________________________________________________

The condensed income statements for the unconsolidated properties below, present, for the periods indicated, a reconciliation of the information that appears in note 7 to the consolidated financial statements included in BRT's Quarterly Report on Form 10-Q for the period ended March 31, 2025 to the BRT pro-rata information presented below:

	Three Months Ended March 31, 2025
	Total	BRT's Pro Rata Share	Partner Share
Revenues:
Rental and other revenue	$11,709	$5,658	$6,051
Total revenues	11,709	5,658	6,051
Expenses:
Real estate operating expenses	5,173	2,608	2,565
Interest expense	2,745	1,194	1,551
Depreciation	3,748	1,533	2,215
Total expenses	11,666	5,335	$6,331

Total revenues less total expenses	43	323	(280)

Other equity earnings	90	90	—
Net income	$133	413	$(280)

	Three Months Ended March 31, 2024
	Total	BRT's Pro Rata Share	Partner Share
Revenues:
Rental and other revenue	$10,624	$5,474	$5,150
Total revenues	10,624	5,474	5,150
Expenses:
Real estate operating expenses	5,446	2,678	2,768
Interest expense	2,778	1,219	1,559
Depreciation	2,893	1,367	1,526
Total expenses	11,117	5,264	$5,853

Total revenues less total expenses	(493)	210	(703)

Other equity earnings	18	18	—
Net income	$(475)	$228	$(703)

BRT Apartments Corp. (NYSE: BRT)
Balance Sheet of Unconsolidated Joint Venture Entities
(dollars in thousands)

_____________________________________________________________________________________________________________________

At March 31, 2025, the Company held interests in unconsolidated joint ventures that own 7 multi-family properties (the "Unconsolidated Properties") and an interest in a multi-family property that is in lease up. The condensed balance sheet below present information regarding such properties:

	March 31, 2025
	TOTAL	BRT's Pro Rata Share	Partner Share
ASSETS
Real estate properties, net of accumulated depreciation	$315,771	$142,572	$173,199
Cash and cash equivalents	5,531	2,467	3,064
Other assets	6,626	3,281	3,345
Total Assets	$327,928	$148,320	$179,608

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net of deferred costs	250,358	115,331	135,027
Accounts payable and accrued liabilities	5,502	2,481	3,021
Total Liabilities	255,860	117,812	138,048
Commitments and contingencies

Equity:
Total unconsolidated joint venture equity	72,068	30,508	41,560
Total Liabilities and Equity	$327,928	$148,320	$179,608